Exhibit 99.1

OptimizeRx Continues COVID-19 Webinar Series, Addressing the Rapid Adoption of Telehealth

ROCHESTER, Mich. – April 16, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies and payers, will continue its webinar series on COVID-19 next week to address the rapid adoption of telehealth with industry veterans from Carla Smith Health and Genius Rx.

This will be the sixth in a series of webinars OptimizeRx has been hosting to facilitate industry collaboration across healthcare verticals in response to COVID-19. The conversation around telehealth brings together thought leaders with deep industry relationships who have driven innovation in the healthcare space through the implementation of disruptive technologies and strategic collaboration.

The panel will be moderated by OptimizeRx president, Miriam Paramore. She will be joined by Carla Smith, CEO of Carla Smith Health. Smith recently spearheaded American Telemedicine Association’s Quick-Start Guide to Telehealth, a resource for providers looking to quickly establish telehealth services during a public health crisis. Smith previously served as EVP of HIMSS for 17 years, leading U.S. and Canada strategy. She was named one of the Most Powerful Women Thought Leaders in Health IT and Most Influential Woman in Health IT several years in a row by Health Data Management.

The panel will also include Randy Parker, founder & CEO of Genius Rx, who has 30 years of experience starting and building successful, disruptive, consumer-focused companies including MDLIVE.

Topic: Learning Together—The Rapid Adoption of Telehealth During COVID-19. Will it Stick? In the face of social distancing to prevent further spread of the coronavirus, telehealth has emerged as the safest and most viable way to ensure patients have access to medical consults and care.

While telehealth is not new, it is suddenly experiencing unprecedented demand and easing of regulations because of the coronavirus crisis. Will this lead to a more permanent use of telehealth? Will broader telehealth initiatives persist after the pandemic subsides? The discussion will address the intricacies and opportunities of this extraordinary moment for telehealth, the growing importance of virtual care and its place in telehealth, and what these changes mean for the healthcare industry as a whole.

Date: Wednesday, April 22

Time: 1:00 p.m. ET

The webinar is open and free to anyone interested in participating in a practical conversation with industry leaders. OptimizeRx hosts these discussions to explore the transformational changes occurring in healthcare, and to connect the various stakeholders in a way that drives innovation, collaboration and education.

Register today at www.optimizerx.com/webinars.

For more information about OptimizeRx’s webinar sessions, contact media relations at (754) 245-7070 or malejandra@optimizerx.com.

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest digital platform connecting life sciences to the point-of-care, OptimizeRx provides a direct channel for pharma companies, payers, medtech, and medical associations to communicate with healthcare providers right within their workflow and also directly to patients.

The cloud-based solution supports patient adherence to medications and better healthcare outcomes with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform and digital therapeutics SaaS platform.

For more information, follow the company on Twitter, LinkedIn or visit www.OptimizeRx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team

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